EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Graf Acquisition Corp. IV (the “Company”) on Form 10-Q for the three months ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sterling Cross, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022
/s/ Sterling Cross
	Name:	Sterling Cross
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)